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                                                                   EXHIBIT 10.23

Page 1                                                Lease for Image Industries

J-6

Summary

Lessor:        Kay D. Owens Estate, Diana O. Layson, Executrix

Lessee:        Image Industries, Inc.

Term:          One year

Rent:          $10,994.00 month - ( $.16 sq. ft.)

Begin:         September 1,1997

End:           August 31, 1998

Option:        Yes, One year

Index

Term                         Section # 2        Page 2
Rent                         Section # 3        Page 2
Utilities                    Section # 6        Page 3
Taxes                        Section # 7        Page 3
Repairs                      Section # 8        Page 3
Destruction of Premises      Section # 9        Page 3
Right of Recovery            Section # 11       Page 4
Default                      Section # 13       Page 5
Address of Notice            Section # 17       Page 7
Date of Notice               Section # 21       Page 8
Renewal Option               Section # 21       Page 8
Insurance                    Section # 23       Page 9
Environmental                Section # 24       Page 10
Signatures                                      Page 11

Notes:

September Rent to be pro-rated from move in date and shall be due immediately.

Rent Checks to be Payable to JSO, Inc.
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Page 2                                                Lease for Image Industries


GEORGIA, GORDON COUNTY:

      This LEASE, made this 12th day of Dec, 1997, by and between Kay D. Owens Estate, Diana O. Layson, Executrix ("Lessor"), and Image Industries, Inc. ("Lessee").

      W I T N E S S E T H:

      The Lessor, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved and contained, to be kept and performed by the Lessee, have leased and rented and by these present do lease and rent unto the said Lessee and the said Lessee hereby agrees to lease and take upon terms and conditions which hereinafter appear, the following described property, along with all improvements thereon ("Premises"):

      That certain Warehouse containing approximately 68,715 square feet, and being part of the "Harbinger" complex known as J-6, located at 713 South River Street, Calhoun Georgia. In addition to the foregoing (which constitutes the Premises), Lessee shall have access with all other tenants of Lessor to those areas and parts of the property upon which the Harbinger Complex is located which are intended for the common use and/or benefit of all occupants of said Complex, including all parking areas, sidewalks, driveways, service areas and loading docks.

                                       (1)

      Lessors represent and covenant that they have good and marketable title to the Premises and that they have full right, title and authority to enter into this lease.

                                       (2)

      TO HAVE AND TO HOLD the Premises, commencing the later of (i) the date Tenant takes occupancy of the Premises or (ii) September 1, 1997 and continuing thereafter for a period of one (1), year, ending August 31, 1998.

                                       (3)

      Lessee agrees to pay Lessor rental of Ten Thousand, Nine Hundred Ninety-four Dollars ($10,994.00) in advance on the first day of each month for the one (1) year term.

                                       (4)

      It is intended that the Premises shall be used for manufacturing or storage, but no strict limitation is hereby imposed. The Premises shall not be used for any illegal purposes nor in any manner so as to increase the rate of insurance thereon. The Lessee agrees to pay any increase caused in the Lessors insurance rates by virtue of a change in the type of business that Lessee is conducting.
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Page 3                                                Lease for Image Industries


                                       (5)

      Lessee agrees not to abandon or vacate the Premises during the term hereof.

                                       (6)

      Lessee shall pay water, gas, electricity, fuel, light, heat and power bills for the Premises, or used by the Lessee in connection therewith. If Lessee does not pay the same, Lessor may at their option pay the same and such payments shall be added to the rental.

                                       (7)

      Lessor shall pay state, county and municipal ad valorem taxes assessed against the Premises during the term of this lease. However, it is further provided between the parties hereto that the Lessee will pay to the Lessor as additional rental any increase in ad valorem taxes, city and county, charged against the lease premises over and above the amount of ad valorem taxes for the year of 1997 with said payment to be made by the Lessee to Lessor within 30 days upon written notice by the Lessor to the Lessee of said increase in taxes, if any. All tax bills delivered to Lessor by the taxing authority shall be sufficient evidence of the tax established for each year during the term. Lessee reserves the right to reasonably contest any proposed increase in assessments or taxes and for this purpose Lessor agrees to give Lessee prompt notice of any proposed increase in assessments by the taxing authority and to cooperate with Lessee in formally protesting unreasonable increases in assessments.

                                       (8)

      Lessor shall make all structural element and exterior wall repairs, and shall maintain the roof exterior and repair roof leaks. Lessee shall keep and maintain the Premises and appurtenances and every part thereof in good order and repair, except for the structural elements, exterior roof and exterior wall of the building. Lessee agrees to keep all systems and fixtures pertaining to heating, air conditioning, water, sewer, electrical and sprinkler systems, if any, in good order and repair. Notwithstanding the foregoing or any other provision contained in this Lease to the contrary, Lessor acknowledges and agrees that (i) Lessee's obligation to maintain the utility systems and fixtures (including, but not limited to the heating and air conditioning system) shall be limited to such repairs and/or replacements as are necessitated due to Lessee's negligence or misuse of such systems and (ii) Lessor shall be liable for the repair and replacement of such systems if not due to such Lessee negligence or misuse. Lessee agrees to be liable for any damage to the Premises and its fixtures, appurtenances and systems, if such damage is due to the negligence of Lessee, but only in the event such damage is a casualty not covered by a policy of hazard insurance required to be carried by Lessor under this Lease Agreement.

                                       (9)

      If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this lease shall terminate as of the date of such destruction, and Lessee shall
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Page 4                                                Lease for Image Industries


not be liable for any rent beyond that date and rental shall be accounted for as between Lessor and Lessee as of that date. If the Premises are damaged but not wholly destroyed by and of such casualties, rental shall abate in such proportion as use of Premises has been destroyed and Lessor shall restore Premises to substantially the same condition as before the damage as speedily as practicable, whereupon full rental shall commence.

      If the Premises cannot be restored to substantially the same condition they were in prior to the casualty within a period of One Hundred Twenty (120) days from the occurrence of the damage, then Lessee shall have an option to terminate this lease upon the giving of notice of termination to Lessor within seven (7) days after Lessor notifies Lessee of their inability to repair the Premises within the required time (which notice Lessor agrees to provide to Lessee within ten (10) days of the subject casualty event), or within seven (7) days after Lessors inability to do so has been apparent, and this Lease shall terminate upon the giving of such notices.

                                      (10)

      Lessee agrees to indemnify and save harmless the Lessor against all claim for damage to persons or property by reason of Lessee's use or occupancy of the Premises and all expenses reasonably incurred by Lessor as a result thereof, including attorney's fees and court costs. Lessee agrees to maintain throughout the term, at its sole expense, liability insurance adequate to protect Lessor and Lessee against any claims arising by the use and occupancy of the Premises by Lessee.

      Lessor agrees to maintain fire and extended coverage insurance policies upon the building located upon the Premises during the term in amounts adequate to afford the restoration of said building in the event of damage by fire and other similar insurance casualty. Lessee agrees to maintain adequate fire and extended coverage policies upon its contents located upon said Premises during the term thereof. Parties agree to afford the other evidence that proper insurance is maintained at all times.

                                      (11)

      Lessor and Lessee each hereby waive any and all rights of recovery against the other, or against the officer, employees, agents and representatives of the other, for loss of or damage to such waiving party or its or their property of the property of others under its or their control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage, and each shall upon obtaining the policy of insurance required by the term of this lease, give notice to the respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this lease.
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Page 5                                                Lease for Image Industries


                                     (12)

      Lessee shall not, without the consent of Lessor, endorsed hereon, assign this lease or any interest herein, or sublet the Premises by any party other than Lessee. However, upon express written consent of Lessor, which consent shall not be unreasonably withheld, Lessee shall have the right to sublet or assign the premises, the Parties determining at that time whether Lessee shall be released from the terms hereof entirely, and assignee or sublessee to become fully liable. The use or occupancy of the Premises by an affiliate or a wholly owned subsidiary of Lessee shall not constitute assignment and subletting, which shall require the consent of Lessor.

                                      (13)

      Part 1.

      The occurrence of any one or more of the following events shall constitute a default of this Lease by Lessee:

      (a) The vacating or abandonment of the Premises by Lessee.

      (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, when such condition continues for ten (10) days after receipt of written notice from Lessor to make such payment.

      (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of the Lease to be observed or performed by Lessee, other than described in Part 1.(b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee, unless the failure cannot be reasonably corrected within such thirty (30) day period, if Lessee commences in good faith to cure such failure diligently.

      (d) (i) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors;

            (ii) The filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Lessee the same is dismissed within sixty (60) days);

            (iii) The appointment of a trustee or received to take possession of substantially all of the Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or,
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Page 6                                                Lease for Image Industries


      (iv) The attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this lease, where such seizure is not discharged within thirty (30) days.

      Part 2.

      In the event of any such default of Lessee, Lessor may at any time thereafter, with or without further notice of further demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

      (a) terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to: any deficiency between Lessee's rent hereunder and the price obtained by Lessor of reletting, the cost of recovering possession of the Premises, expense of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth, at the time of award by the court having jurisdiction thereof, of the amount by which the unpaid rent for the balance of the term exceeds the amount of such rental loss for the same period that Lessee proves could be reasonable avoided; and any leasing commission paid by Lessor applicable to the unexpired term of this lease.

      Unpaid installments of rent and other sums shall bear interest from ten
(10) days after the due date at the rate of twelve percent (12%) per annum, but in no case shall said interest exceed the lawful maximum. In the event Lessee shall have abandoned the Premises, Lessor shall have the option of (1) retaking possession of the premises and recovering from Lessee the amount specified in this Part 2.(a), or (ii) proceeding under Part 2.(b).

      (b) maintain Lessee's right to possession in which case this lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

      (c) pursue any other remedy now or hereinafter available to Lessor under the laws or judicial decisions of the State of Georgia.

                                      (14)

      Lessee shall give prompt notice to Lessor of any condition or requirement to be met or fulfilled by Lessor under the terms of this Lease, and Lessor shall within thirty
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Page 7                                                Lease for Image Industries


(30) days after written notice cure such default, provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecute same to completion. In relation to the above, Lessor acknowledges and agrees that in the event Lessor fails to commence and thereafter diligently pursue the repair and/or replacement of any items for which it is responsible hereunder within said thirty (30) day period, Lessee shall thereafter have the right to make such repairs and/or replacements and charge Lessor the cost therefor. In addition, Tenant shall have the right to make emergency repairs to elements for which Lessor is responsible under circumstances where Lessor has failed to timely repair such elements following notice from Lessee and the continuance of such disrepair would likely result in damage to materials stored by Lessee at the Premises.

                                      (15)

      Time is of the essence in the performance of any obligation under this Lease agreement.

                                      (16)

      This Lease contains all agreements of the parties with respect to the subject matter of this Lease. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

                                      (17)

      Any notice provided for in this Lease shall be in writing and shall be sent by Certified Mail, addressed as follows:

            To Lessor: Diana O. Layson, Executrix
                       320 Trammell Street
                       Calhoun, GA 30701

            To Lessee: Image Industries, Inc.
                       Attn.: Mr. Steve Coburn
                       P.O. Box 5555
                       Armuchee, Georgia 30105

                                      (18)

      If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental plus all other charges payable hereunder and upon all terms hereof applicable to a month to month tenancy. Nothing contained herein shall be construed to constitute permission by the Lessor to the Lessee to remain in possession after the expiration of the term hereof.
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Page 8                                                Lease for Image Industries


                                     (19)

      If either party bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in such action, on trial or appeal, shall be entitled to his attorney's fees to be paid by the losing party as fixed by the court.

                                      (20)

      Lessor shall have the right to enter the Premises at reasonable times for the purpose of inspecting same and showing same to prospective purchasers or lenders, and making such alterations, repairs, Improvements or additions to the Premises or to the building of which they are part as Lessors may deem necessary or desirable. During the last sixty (60) days of the term hereof Lessor may place on or about the Premises any ordinary "for lease" or "for sale" sign. Lessor shall provide Lessee at least 24 hours written notice of its intention to enter the Premises; provided, however, no such notice shall be necessary in the event of an emergency.

                                      (21)

      Lessor hereby grants unto Lessee the option to extend the term of this Lease for an additional one (1) year period commencing September 1, 1998, and terminating August 31, 1999, at midnight. Said option shall be exercised by Lessee giving Lessor written notice of exercise, which notice must be sent by Lessee not less than ninety (90) days before the end of the initial term, which notice date shall be as follows:

      Last day for lessee's notice of renewal of lease: May 31, 1998.

      All terms of this lease shall remain the same for the renewal term, save the rental amount, which shall be established by agreement of Lessor and Lessee, they renegotiating the rental amount in good faith, taking into consideration general business conditions.

      If parties hereto shall be unable to agree between themselves as to what a proper rental shall be for the option period, then the amount of such rental shall be determined by arbitrators, Lessor and Lessee each selecting one person, said arbitrators to be qualified real estate agents or persons known to have knowledge of local real estate values, the two arbitrators to establish a proper rental thereafter and if the two arbitrators are unable to agree upon a rental, they shall choose a third arbitrator, likewise qualified as to real estate values, and the third person so chosen, or any two of them, shall forthwith proceed to appraise and establish the fair rental value of the Lease on the Premises for the aforesaid renewal term, which shall be final and binding. Notwithstanding the above, Lessor agrees that the monthly rental sum for the renewal term shall not exceed fifteen percent (15%) increase per month.
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Page 9                                                Lease for Image Industries


                                      (22)

      This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor, Lessee has only a usufruct, not subject to levy and sale, and not assignable by Lessee except as provided in paragraph (12) above.

                                      (23)

      Insurance, Lessor shall, at its cost and expense, provide and keep in force the following insurance coverage without lapse at any time and for any reason during the term of this Lease:

      (i) Insurance covering the premises against loss or damage by fire and lighting and such risks as are included in "Special Form" or All Risk coverage endorsements to policies covering property similar to the premises in an amount equal to 100% of the full replacement value thereof (excluding foundations and excavation costs), which names Lessee as an additional insured and which includes an endorsement waiving the right of subrogation. Notwithstanding anything contained in this lease to the contrary, regardless of whether or not Lessor provides and keeps in force the required insurance covering losses for such causes and regardless of whether or not Lessee its agents, employees, contractors or others under the control of Lessee cause such damages Lessor shall be responsible for repairing all damages to the premises caused by fire and lightning and such risks as are customarily included in "Special Form" or All Risk coverage endorsements to policies covering property similar to the premises.

      (ii) Commercial General Liability coverage on an "Occurrence Form" basis with limits of at least $1,000,000. Each Occurrence, and $2,000,000 General Aggregate for all claims
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Page 10                                              Lease for Image Industries


                                      (24)

Environmental Compliance; To the best of the lessors knowledge and belief, there are no existing violations of any federal, state or local environmental laws and regulations and any amendments thereto including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, and the Resource Conservation Recovery Act of 1976. Lessor shall indemnify and hold tenant harmless from and against any and all damages, penalties, fines, claims liens, suits liabilities, cost (including clean-up cost), judgments and expenses (including, but not limited to, attorneys', consultants' and experts' fees and expenses) of any kind and nature suffered or asserted against Lessee as a direct or indirect result of any preexisting condition prior to the occupancy of said premises by lessee or as a direct or indirect result of any condition or violation taking place after the termination of the lease term or lessee's occupancy of the property. The foregoing indemnification shall survive the expiration or termination of the lease term. The Lessee in the same manner as described above agrees to hold lessor harmless should any violation as described above be caused or allowed to be caused by the lessee or it's agents, servants, employees, contractors or vendors.

      This Lease contains the entire agreement of the parties hereto and no representation, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

      In the event of a condemnation or taking by eminent domain which renders the Premises unusable for their intended use, this Lease shall terminate as of the date of such taking. Lessor warrants that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the full term of this Lease as well as any extension thereof.
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Page 11                                              Lease for Image Industries


      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and affixed their seals in duplicate, each copy being considered an original, and day and year first above written.

Signed, sealed and delivered as to:    "LESSEE"

                                       Image Industries, Inc.
-----------------------------------

/s/ Linda Rodin                        BY: /s/ [ILLEGIBLE]
-----------------------------------        ------------------------------------
Notary Public, My commission Expires   By:          Treasurer
  01-26-99                                 ------------------------------------

Signed, sealed and delivered as to:

                                       "LESSOR"
-----------------------------------

/s/ Janet [Illegible]                  /s/ Diana O. Layson
-----------------------------------    ----------------------------------------
Notary Public, My commission Expires   Kay D. Owens Estate
  2-12-00                              Diana O. Layson, Executrix  9-5-97

Inserts to Kay D. Owens Estate/Image Industries, Inc. Lease:

      1. In addition to the foregoing (which constitutes the Premises), Lessee shall have access with all other tenants of Lessor to those areas and parts of the property upon which the Harbinger Complex is located which are intended for the common use and/or benefit of all occupants of said Complex, including all parking areas, sidewalks, driveways, service areas and loading docks.

      2. the later of (i) the date Tenant takes occupancy of the Premises or
(ii)

      3. element

      4. structural elements

      5. Notwithstanding the foregoing or any other provision contained in this Lease to the contrary, Lessor acknowledges and agrees that (i) Lessee's obligation to maintain the utility systems and fixtures (including, but not limited to the heating and air conditioning system) shall be limited to such repairs and/or replacements as are necessitated due to Lessee's negligence or misuse of such systems and (ii) Lessor shall be liable for the repair and replacement of such systems if not due to such Lessee negligence or misuse.

      6. (which notice Lessor agrees to provide to Lessee within ten (10) days of the subject casualty event).

      7. In relation to the above, Lessor acknowledges and agrees that in the event Lessor fails to commence and thereafter diligently pursue the repair and/or replacement of any items for which it is responsible hereunder within said thirty (30) day period, Lessee shall thereafter have the right to make such repairs and/or replacements and charge Lessor the cost therefor. In addition, Tenant shall have the right to make emergency repairs to elements for which Lessor is responsible under circumstances where Lessor has failed to timely repair such elements following notice from Lessee and the continuance of such disrepair would likely result in damage to materials stored by Lessee at the Premises.

      8. Lessor shall provide Lessee at least 24 hours written notice of its intention to enter the Premises; provided, however, no such notice shall be necessary in the event of an emergency.

      9. Lessor

      10. Lessee

      11. Lessor shall be responsible for repairing all damages

      12. Lessor

      13. In the event of a condemnation or taking by eminent domain which renders the Premises unusable for their intended use, this Lease shall terminate as of the date of such taking. Lessor warrants that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the frill term of this Lease as well as any extension thereof.